Exhibit 10.4

Execution Version

HERSHA HOSPITALITY LIMITED PARTNERSHIP,

as Issuer,

HERSHA HOSPITALITY TRUST,

as Parent Guarantor,

and

each of the other GUARANTORS party hereto

9.50% UNSECURED PIK TOGGLE NOTES DUE 2026

NOTE PURCHASE AGREEMENT

DATED AS OF FEBRUARY 17, 2021

and

each of the GS PURCHASERS party hereto

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EXHIBITS:

A	Form of Counterpart for Additional Guarantors
B	Form of Counterpart for GS Additional Purchasers
C	Form of Indenture

SCHEDULES:

1	Information Relating to the GS Initial Purchasers
3.1	Specified Debt Assets
4.2	Subsidiaries and Other Equity Investments
4.15	Real Property
Part I	Owned Assets
Part II	Leased Assets
Part III	Management Agreements
Part IV	Franchise Agreements
4.16	Environmental Concerns

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This NOTE PURCHASE AGREEMENT is entered into as of February 17, 2021, by and among HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the “Issuer”), HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (“Parent Guarantor”), each other Guarantor party hereto and each GS Purchaser party hereto.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1    Defined Terms. Capitalized terms used but not defined herein (including in the preliminary statements above) have the meanings set forth in the Indenture. As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“Applicable Committed Notes” has the meaning set forth in Section 9.2.

“Availability Period” means the period commencing on the Closing Date and ending on September 30, 2021.

“Agreement” means this Note Purchase Agreement (including the schedules and exhibits attached hereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Beneficial Ownership Certification” means, if the Issuer qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Closing Date” means the date on or after February 23, 2021 and on or prior to March 3, 2021 on which (x) all of the conditions precedent set forth in Section 3.1 have been satisfied (or waived by the GS Initial Purchasers) and (y) the Initial Notes are issued to, and purchased by, the GS Initial Purchasers.

“Closing Location” has the meaning set forth in Section 2.3(a).

“Closing Payment Letter” means that certain Closing Payment Letter, dated as of the date hereof, by and among the Issuer and the GS Initial Purchasers.

“Committed Notes” means any 9.50% Unsecured PIK Toggle Notes due 2026 issued by the Issuer pursuant to Section 2.13 of the Indenture and Article 9 of this Agreement.

“Committed Notes Closing Payment” has the meaning set forth in the Closing Payment Letter.

“Committed Notes Notice” has the meaning set forth in Section 9.2(a).

“DTC” has the meaning set forth in Section 2.3(a)(ii).

“DTC Agreement” means a letter of representations, dated on or before the Closing Date, between the Issuer and DTC.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GS Additional Entity” means (a) each affiliated investment entity and/or other affiliate of Goldman, Sachs & Co. LLC, (b) each fund, investor, entity or account that is managed, sponsored or advised by Goldman Sachs & Co. LLC or its affiliates and (c) each limited partner or investor in any GS Initial Purchaser or any of the foregoing Persons described in clauses (a) and (b).

“GS Additional Purchaser” means each GS Additional Entity that executes this Agreement or a counterpart to this Agreement pursuant to Section 10.2(c) (or otherwise becomes a Beneficial Owner of Notes) or to which any Notes (or beneficial interests therein) or commitments to purchase Notes (or beneficial interests therein) are transferred or assigned.

“GS Agent” has the meaning set forth in Section 10.18.

“GS Entity” means (a) each GS Initial Purchaser and (b) each GS Additional Entity.

“GS Initial Purchasers” means West Street Strategic Solutions Fund I, L.P., West Street Strategic Solutions Fund I-(C), L.P., WSSS Investment Holdings A, L.P., WSSS Investments E, SCSp, WSSS Investments I, LLC, WSSS Investments U, LLC, Broad Street Credit Holdings, LLC and West Street CT Private Credit Partnership, L.P.

“GS Purchaser” means (a) each GS Initial Purchaser and (b) each GS Additional Purchaser.

“Indemnified Party” means each GS Purchaser and each of their Affiliates and their respective officers, directors, employees, controlling persons, agents and advisors.

“Indenture” means the Indenture, to be dated as of the Closing Date, by and among the Issuer, the Guarantors and the Trustee substantially in the form attached hereto as Exhibit C, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Information” has the meaning set forth in Section 10.15(a).

“Initial Closing Payment” has the meaning set forth in the Closing Payment Letter.

“Initial Notes” means the Notes issued on the Closing Date. For the avoidance of doubt, the term “Initial Notes” does not include the “Committed Notes.”

“Issuer” has the meaning set forth in the preamble hereto.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Change” means a material adverse change in the business, financial condition or operations of the Parent Guarantor and its Subsidiaries, taken as a whole.

“Note Parties” means, collectively, (a) the Parent Guarantor, (b) the Issuer and (c) each other Guarantor.

“Notes” means any notes authenticated and delivered under the Indenture.

“NPL” means the National Priorities List under CERCLA.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Required GS Purchasers” means, at any time, the GS Purchasers that Beneficially Own more than 50% of the aggregate principal amount of the Notes Beneficially Owned by all GS Purchasers at such time.

“Rule 501” means Rule 501 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 502” means Rule 502 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Securities” means the Notes and the Note Guarantees, collectively.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsequent Closing Date” means, with respect to any Committed Notes, the date on which such Committed Notes are issued and purchased pursuant to Section 9.1.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Note Party or in respect of which any Note Party could have liability under applicable law.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

The provisions of Sections 1.02 through 1.07 of the Indenture shall apply to this Agreement and the provisions set forth herein mutatis mutandis.

ARTICLE 2

AUTHORIZATION AND ISSUANCE OF INITIAL NOTES

Section 2.1    Authorization of Issue.

Simultaneous with or prior to the execution and delivery of this Agreement, the Issuer will authorize the issuance and sale of the Initial Notes. The Initial Notes shall be in the form specified in the Indenture.

Section 2.2    Sale and Purchase of the Initial Notes.

(a)    Subject to the terms and conditions herein set forth, the GS Initial Purchasers, severally but not jointly, will purchase from the Issuer, and the Issuer will issue and sell to the GS Initial Purchasers, on the Closing Date, Initial Notes in an aggregate principal amount of $150,000,000 at a purchase price of 100% of the principal amount thereof net of the Initial Closing Payment (with each GS Initial Purchaser purchasing the aggregate principal amount of Initial Notes set forth opposite such GS Initial Purchaser’s name on Schedule 1 hereto).

(b)    The obligations of each of the GS Initial Purchasers to purchase and pay for Initial Notes hereunder are several and not joint. No GS Initial Purchaser shall have any liability to any Person for the performance or non-performance by any other GS Initial Purchaser in connection therewith.

Section 2.3    Closing.

(a)    Closing of the Initial Notes.

(i)    The sale and purchase of the Initial Notes shall occur at the offices of Latham & Watkins LLP, New York, New York (the “Closing Location”) on the Closing Date.

(ii)    The Initial Notes to be purchased hereunder by the GS Initial Purchasers will be represented by one or more definitive Global Notes in book-entry form which will be deposited by or on behalf of the Issuer with The Depository Trust Company (“DTC”) or its designated custodian. On the Closing Date, the Issuer will deliver the Initial Notes purchased hereunder to the applicable GS Initial Purchasers by causing DTC to credit the applicable Initial Notes to the applicable DTC account, against payment by the Persons to whom delivery is made, of the purchase price therefor (as provided in Section 2.2, which is equal to, with respect to each GS Initial Purchaser, the principal amount of the Initial Notes being purchased by such GS Initial Purchaser, net of the applicable portion of the Initial Closing Payment owing to such GS Initial Purchaser), by wire transfer in federal (same day) funds to such bank account or accounts as the Issuer may request in writing at least one Business Day prior to the Closing Date. The certificates for the Initial Notes purchased pursuant to this Agreement shall be in denominations permitted by the Indenture and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection at the Closing Location on the Business Day preceding the Closing Date.

(b)    Failure to Deliver Initial Notes. If, at the Closing Date, the Issuer shall fail to deliver the Initial Notes purchased hereunder to each GS Initial Purchaser as provided in this Section 2.3 or any of the conditions specified in Article 3 shall not have been fulfilled to the GS Initial Purchasers’ satisfaction (or waived by the GS Initial Purchasers), then each GS Initial Purchaser as to which the Issuer shall have failed to deliver the Initial Notes or the conditions shall not have been fulfilled to such GS Initial Purchaser’s satisfaction (or waived by the GS Initial Purchasers), shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such GS Initial Purchaser may have by reason of such failure or such non-fulfillment.

ARTICLE 3

CONDITIONS PRECEDENT TO ISSUANCE OF INITIAL NOTES

Section 3.1    Conditions to Purchase of the Initial Notes.

The obligation of the GS Initial Purchasers to purchase the Initial Notes hereunder on the Closing Date is subject to the satisfaction (or due waiver by the GS Initial Purchasers) of, each of the following conditions precedent:

(a)    The GS Initial Purchasers’ receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format unless otherwise specified:

(i)     executed counterparts of this Agreement, the Closing Payment Letter, the Indenture and the definitive Global Notes to be delivered on the Closing Date (and, in the case of the definitive Global Notes, such Global Notes having been made available for inspection at the Closing Location on the Business Day preceding the Closing Date);

(ii)     to the extent in the Issuer’s possession, completed requests for information dated a recent date, including UCC, judgment, tax, litigation and bankruptcy searches with respect to each applicable Note Party, and, in the case of UCC searches, listing all effective financing statements filed in the jurisdictions specified by the GS Initial Purchaser that name any such Note Party as debtor, together with copies of such financing statements;

(iii)    [reserved];

(iv)    As to each Specified Debt Asset:

(A)

to the extent in the Issuer’s possession, the most recently prepared land survey of such Specified Debt Asset, prepared by a duly licensed and registered land surveyor, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than (1) Permitted Liens and (2) encroachments and other defects that do not materially and adversely affect the value or operation of such property or are reasonably acceptable to the GS Initial Purchasers,

(B)	copies of each Management Agreement and Franchise Agreement, Qualified Ground Lease, Material Contracts, and all amendments thereto, entered into with respect to such Specified Debt Asset,

(C)	to the extent in the Issuer’s possession, a copy of an ALTA Owner’s Policy of Title Insurance of the Issuer or a Subsidiary

thereof, as applicable, covering such Specified Debt Asset showing the identity of the fee titleholder thereto and all matters of record as of the date of such policy, and

(D)

to the extent in the Issuer’s possession, (1) a “Phase I” environmental assessment of such Specified Debt Asset, which report (i) has been prepared by an environmental engineering firm reasonably acceptable to the GS Initial Purchasers and (ii) is otherwise in form and substance reasonably acceptable to the GS Initial Purchasers and (2) any other environmental assessments or similar reports relating to such Specified Debt Asset, including any “Phase II” environmental assessment prepared or recommended by such environmental engineering firm to be prepared for such Specified Debt Asset.

(v)    Certified copies of the resolutions of the Board of Directors of each Note Party approving the transactions contemplated by the Note Documents and each Note Document to which such Note Party is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Note Documents and each Note Document to which such Note Party is or is to be a party.

(vi)    A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Note Party and of each general partner or managing member (if any) of each Note Party, certifying, if and to the extent such certification is generally available for entities of the type of such Note Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Note Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Note Party, general partner or managing member, as the case may be, on file in such Secretary’s office, (2) such Note Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Note Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

(vii)    A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Note Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Note Party, that such Note Party is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

(viii)    A certificate of each Note Party, signed on behalf of such Note Party by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the constitutive documents of such Note Party and its general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.1(a)(vi), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Note Party and its general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.1(a)(v) were adopted and on the Closing Date, (C) the due incorporation, organization or formation and good standing or valid existence of such Note Party and its general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Note Party and its general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Note Documents as though made on and as of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the issuance of the Initial Notes, that constitutes a Default.

(ix)    A certificate of the Secretary or an Assistant Secretary of each Note Party (or Responsible Officer of the general partner or managing member of any Note Party) certifying the names and true signatures of the officers of such Note Party, and of the general partner or managing member of such Note Party, as applicable, authorized to sign each Note Document to which such Note Party is or is to be a party and the other documents to be delivered hereunder and thereunder.

(x)    [reserved].

(xi)    Evidence that all insurance required to be maintained pursuant to the Note Documents has been obtained and is in effect.

(xii)    Opinions of counsel from internal counsel of the Issuer and from Latham & Watkins LLP, Hunton Andrews Kurth LLP and Venable LLP, in each case, as special counsel to the Note Parties with respect to such matters as any GS Purchaser may reasonably request.

(xiii)    A certificate from the chief financial officer or other officer of equivalent duties of the Issuer which certifies that (after giving effect to the transactions contemplated by the Note Documents) each Note Party, individually, is Solvent and the Issuer and its Subsidiaries, taken as a whole, are Solvent.

(xiv)    (A) The documentation and other information reasonably requested by the GS Initial Purchasers at least three (3) Business Days prior to the Closing Date in connection with applicable “know your customer” and Anti-Corruption Laws, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, in each case in form and substance reasonably satisfactory to the GS Initial Purchasers and (B) if the Issuer qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Issuer; in each case delivered at least five Business Days prior to the Closing Date.

(xv)    a customary DTC letter of representations and customary Trustee authentication order;

(b)    The Closing Date shall not occur prior to February 23, 2021.

(c)    Before and after giving effect to the transactions contemplated by the Note Documents, there shall have occurred no Material Adverse Change since September 30, 2020.

(d)    There shall exist no action, suit, investigation, litigation or proceeding affecting any Note Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Note Document or the consummation of the transactions contemplated thereby.

(e)    All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Note Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the GS Initial Purchasers) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the GS Initial Purchasers that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Note Documents.

(f)    The representations and warranties contained in each Note Document are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date (provided that those representations and warranties which speak as of a specified date are true and correct in all material respects as of such specified date), before and after giving effect to (A) the issuance and purchase of the Initial Notes and (B) the application of the proceeds therefrom.

(g)    No Default or Event of Default has occurred and is continuing, or would result from (A) the issuance and purchase of the Initial Notes or (B) the application of the proceeds therefrom.

(h)    Payment of the Initial Closing Payment and expenses due to the GS Initial Purchasers, and, in the case of expenses and legal fees to the extent invoiced in reasonable detail at least two (2) Business Days before the Closing Date (except as otherwise reasonably agreed to by the Issuer).

(i)    The GS Initial Purchasers’ receipt of an Officer’s Certificate which certifies that the conditions precedent in Sections 3.1(c) through 3.1(g) have been satisfied.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the applicable GS Purchasers to the purchase the Initial Notes on the Closing Date and the Committed Notes on each Subsequent Closing Date, each of the Note Parties represents and warrants each of the following to the GS Purchasers on and as of the Closing Date and on and as of each Subsequent Closing Date:

Section 4.1    Organization and Powers; Qualifications and Good Standing.

Each Note Party and each of its Subsidiaries and each general partner or managing member, if any, of each Note Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and, solely with respect to each Note Party and each general partner or managing member, if any, of each such Note Party, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all material governmental licenses, permits and other approvals) to own or lease and operate its material properties and to carry on its business in all material respects as now conducted and as proposed to be conducted, except, solely with respect to each Subsidiary that does not hold any direct or indirect interest in a Specified Debt Asset, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. All of the outstanding Equity Interests in the Issuer have been validly issued, are fully paid and non-assessable. The Parent Guarantor directly owns not less than 70% of all Equity Interests in the Issuer, and, as of the Closing Date, directly owns approximately 87.8% of the general partnership interests in the Issuer. All Equity Interests in the Issuer that are directly or indirectly owned by the Parent Guarantor are owned free and clear of all Liens. The Parent Guarantor has been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

Section 4.2    Subsidiaries.

Set forth on Schedule 4.2 hereto is a complete and accurate list of all Subsidiaries of each Note Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the number of shares (or the equivalent thereof) of each class of its Equity Interests authorized, and the number outstanding, as of the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Note Party and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as of the date hereof. All of the outstanding Equity Interests in each Note Party’s Subsidiaries has been validly issued, are fully paid and non-assessable and to the extent owned by such Note Party or one or more of its Subsidiaries, are owned by such Note Party or Subsidiaries free and clear of all Liens (other than Liens permitted by Section 4.01 of the Indenture).

Section 4.3    Due Authorization; No Conflict.

(a)    The execution and delivery by each Note Party and of each general partner or managing member (if any) of each Note Party of each Note Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Note Documents, are within the corporate, limited liability company or partnership powers of such Note Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Note Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, (A) any Material Contract binding on or affecting any Note Party, any of its Subsidiaries or any of their properties, or any general partner or managing member of any Note Party, or (B) solely with respect to each Note Party, any loan agreement, indenture, mortgage, deed of trust, material lease or other material instrument binding on or affecting such Note Party or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Note Party or any of its Subsidiaries. No Note Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to result in a Material Adverse Effect.

(b)    No default or event of default exists under the 2019 Term Loan Agreement, the 2017 Credit Agreement or the 2016 Term Loan Agreement or would result thereunder from the issuance of the Initial Notes or the application of the proceeds thereof on the Closing Date or from the issuance of any Committed Notes or the application of the proceeds thereof on any Subsequent Closing Date.

Section 4.4    Authorizations and Consents.

No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Note Party or any general partner or managing member of any Note Party of any Note Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Note Documents, or (ii) the exercise by the Trustee or any GS Purchaser of its rights or remedies under the Note Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

Section 4.5    Binding Obligation.

This Agreement has been, and each other Note Document when delivered hereunder will have been, duly executed and delivered by each Note Party and general partner or managing member (if any) of each Note Party party thereto. This Agreement is, and each other Note Document when delivered hereunder will be, the legal, valid and binding obligation of each Note Party and general partner or managing member (if any) of each Note Party party thereto, enforceable against such Note Party, general partner or managing member, as the case may be, in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Notes, when issued and delivered by the Issuer on the Closing Date or any Subsequent Closing Date, as applicable, as provided herein, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will have been duly issued. The Note Guarantees, when issued and delivered by each of the Parent Guarantor and the Subsidiary Guarantors on the Closing Date and, if applicable, on any Subsequent Closing Date, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will have been duly issued.

Section 4.6    Litigation.

There is no action, suit, investigation, litigation or proceeding affecting any Note Party or any of its Subsidiaries or any general partner or managing member (if any) of any Note Party, including any Environmental Action, pending or to the knowledge of any Responsible Officer, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Note Document or the consummation of the transactions contemplated by the Note Documents.

Section 4.7    Financial Condition.

The Consolidated balance sheets of the Parent Guarantor as at December 31, 2018 and December 31, 2019 and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor for the fiscal years then ended, accompanied by unqualified opinions of KPMG LLP, independent public accountants, and the Consolidated balance sheets of the Parent Guarantor as at September 30, 2020 and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor for the nine months then ended, copies of which have been furnished to the GS Initial Purchasers, fairly present in all material respects, subject, in the case of such balance sheets as at September 30, 2020, and such statements of income and cash flows for the nine months then ended, subject to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor as at such dates and the Consolidated results of operations of the Parent Guarantor for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 2020 there has been no Material Adverse Change.

Section 4.8    Forecasts.

The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries most recently delivered to the GS Purchasers (collectively, the “Projections”) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor’s best estimate of its future financial performance, it being understood that Projections are subject to significant uncertainties and contingencies and no assurance can be given that any particular Projection will be realized and variances may be material.

Section 4.9    Full Disclosure.

No information, exhibit or report (other than Projections) furnished by or on behalf of any Note Party to the Trustee or any GS Purchaser in connection with the issuance of the Initial Notes or any Committed Notes or in connection with the negotiation of the Note Documents or pursuant to the terms of the Note Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading. The Note Parties have disclosed to the GS Purchasers, in writing, any and all existing facts that have or may have (to the extent any of the Note Parties can now reasonably foresee) a Material Adverse Effect.

Section 4.10    Margin Regulations.

No Note Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Notes will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

Section 4.11    Certain Governmental Regulations.

Neither any Note Party nor any of its Subsidiaries is or is required to be registered as an “investment company” or is a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12    Materially Adverse Agreements.

Neither any Note Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that could reasonably be expected to result in a Material Adverse Effect (absent a material default under a Material Contract).

Section 4.13    Surviving Debt.

Set forth on Schedule 4.02 to the Indenture is a complete and accurate list of all Surviving Debt, showing as of the date indicated on such schedule the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

Section 4.14    Liens.

Set forth on Schedule 4.01 to the Indenture is a complete and accurate list of (i) all Liens on the property or assets of any Note Party and (ii) all Liens on the property or assets of any non-Note Party Subsidiaries securing Debt for Borrowed Money, in each case showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Note Party or such Subsidiary subject thereto, provided however, that (i) Permitted Liens (other than Liens arising under ERISA as set forth in clause (j) of the definition thereof) and (ii) easements and other real property restrictions, covenants and conditions of record (exclusive of Liens securing Debt) shall not be listed on Schedule 4.01 of the Indenture.

Section 4.15    Real Property.

(a)    Set forth on Part I of Schedule 4.15 hereto is a complete and accurate list of all Real Property owned in fee by any Note Party or any of its Subsidiaries, showing as of the date hereof, (A) the street address and state, and (B) solely with respect to Real Property owned by any Note Party, the record owner and gross book value thereof. Each such Note Party or Subsidiary has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than Permitted Liens.

(b)    Set forth on Part II of Schedule 4.15 hereto is a complete and accurate list of all leases of Real Property under which any Note Party or any of its Subsidiaries is the lessee (other than Operating Leases), showing as of the date hereof, (A) the street address and state, and (B) solely with respect to leases of Real Property under which any Note Party is the lessee, the lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)    Each Specified Debt Asset is operated and managed by an Approved Manager pursuant to a Management Agreement listed on Part III of Schedule 4.15 hereto.

(d)    Each Specified Debt Asset subject to a Franchise Agreement is operated by an Approved Franchisor pursuant to such Franchise Agreement as listed on Part IV of Schedule 4.15 hereto.

Section 4.16    Environmental Matters.

(a)    Except as otherwise set forth on Part I of Schedule 4.16 hereto or as could not reasonably be expected to result in a Material Adverse Effect, the operations and properties of each Note Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and, to the knowledge of any Responsible Officer of each Note Party and its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Note Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

(b)    Except as otherwise set forth on Part II of Schedule 4.16 hereto or as could not reasonably be expected to result in a Material Adverse Effect, none of the properties currently or formerly owned or operated by any Note Party or any of its Subsidiaries is listed or, to the knowledge of any Responsible Officer of each Note Party and its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such listed property; there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Note Party or any of its Subsidiaries that is reasonably expected to result in material liability to any Note Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Note Party or any of its Subsidiaries except for any non-friable asbestos-containing material that is being managed pursuant to, and in compliance with, an operations and maintenance plan and that does not currently require removal, remediation, abatement or encapsulation under applicable Environmental Law; and, to the knowledge of any Responsible Officer of any Note Party or any of its Subsidiaries, Hazardous Materials have not been released, discharged or disposed of in any material amount or in violation of any applicable Environmental Law or Environmental Permit on any property currently owned or operated by any Note Party or any of its Subsidiaries or, to the knowledge of any Responsible Officer of any Note Party or any of its Subsidiaries, during the period of their ownership or operation thereof, on any property formerly owned or operated by any Note Party or any of its Subsidiaries.

(c)    Except as otherwise set forth on Part III of Schedule 4.16 hereto, neither any Note Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials that could not reasonably be expected to result in a Material Adverse Effect at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Note Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect; and, with respect to any property formerly owned or operated by any Note Party or any of its Subsidiaries, all Hazardous Materials generated, used, treated, handled, stored or transported by or, to the knowledge of each Note Party and its Subsidiaries, on behalf of any Note Party or any of its Subsidiaries have been disposed of in a manner that could not reasonably be expected to result in a Material Adverse Effect.

Section 4.17    Compliance with Laws.

Each Note Party and each Subsidiary is in compliance with the requirements of all laws, rules and regulations (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to result in a Material Adverse Effect.

Section 4.18    Force Majeure.

Neither the business nor the properties of any Note Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to result in a Material Adverse Effect; provided, that, notwithstanding anything to the contrary contained in the Note Documents, this Section 4.18 shall be of no force or effect until after March 31, 2022.

Section 4.19    Note Parties’ Credit Decisions.

Each Note Party has, independently and without reliance upon any GS Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Note Documents entered into by such Note Party, and each Note Party has established adequate means of obtaining from each other Note Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Note Party.

Section 4.20    Solvency.

Each Note Party, individually, is Solvent and the Issuer and its Subsidiaries, taken as a whole, are Solvent.

Section 4.21    Sarbanes-Oxley.

No Note Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley.

Section 4.22    ERISA Matters.

(a)    No ERISA Event has occurred within the preceding five plan years or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

(b)    Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the GS Purchasers, is complete and accurate and fairly presents the funding status of such Plan as of the date of such Schedule B, and since the date of such Schedule B there has been no material adverse change in such funding status.

Section 4.23    Sanctions.

(a)    None of the Issuer, any Guarantor, or any of their respective Subsidiaries or, to the knowledge of any Note Party, any of their Affiliates, directors, officers, employees or agents acting or benefitting in any capacity in connection with this Agreement, is a Person that is: (A) the subject of any Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b)    None of the Note Parties or any of their respective Subsidiaries has within the preceding five years knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

Section 4.24    Anticorruption Laws.

None of the Issuer, any Guarantor, or any of their respective Subsidiaries, directors or officers or, to the knowledge of the Issuer and the Guarantors, any employee, agent or Affiliate thereof, is in violation of any Anti-Corruption Laws.

Section 4.25    Beneficial Ownership.

The Issuer is in compliance in all material respects with any applicable requirements of the Beneficial Ownership Regulation. The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Issuer is true and correct in all respects. The information delivered by the Note Parties to the GS Purchasers in connection with “know your customer” rules and regulations is true and correct in all respects.

Section 4.26    Private Offering; No Integration or General Solicitation.

(a)    In connection with the issuance and sale of the Initial Notes on the Closing Date:

(i)    Subject to compliance by the GS Initial Purchasers with the representations and warranties set forth in Article 5, it is not necessary in connection with the offer and sale of the Initial Notes in the manner contemplated by this Agreement, to register the Initial Notes issued on the Closing Date under the Securities Act or to qualify an indenture relating to the Initial Notes under the Trust Indenture Act of 1939.

(ii)    None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the GS Initial Purchasers and their Affiliates, as to whom the Issuer makes no representation or warranty) directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Initial Notes issued on the Closing Date and require the Initial Notes issued on the Closing Date to be registered under the Securities Act. None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the GS Initial Purchasers and their Affiliates, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Initial Notes issued on the Closing Date. With respect to any Initial Notes issued on the Closing Date sold in reliance upon the exemption afforded by Regulation S: (i) none of the Issuer or its Affiliates or any Person acting on their behalf (other than the GS Initial Purchasers and their Affiliates, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer and its Affiliates or any Person acting on their behalf (other than the GS Initial Purchasers and their Affiliates, as to whom the Issuer makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(iii)    The Initial Notes issued on the Closing Date are eligible for resale pursuant to Rule 144A and will not, as of the Closing Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

(b)    In connection with the issuance and sale of any Committed Notes on any applicable Subsequent Closing Date:

(i)    Subject to compliance by the applicable GS Purchasers with the representations and warranties set forth in Article 5, it is not necessary in connection with the offer and sale of such Committed Notes, in each case in the manner contemplated by this Agreement, to register such Committed Notes issued on such Subsequent Closing Date under the Securities Act or to qualify an indenture relating to such Committed Notes under the Trust Indenture Act of 1939.

(ii)    None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the GS Purchasers and their respective Affiliates, as to whom the Issuer makes no representation or warranty) directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of such Committed Notes issued on such Subsequent Closing Date and require such Committed

Notes issued on such Subsequent Closing Date to be registered under the Securities Act. None of the Issuer or its Affiliates or any Person acting on any of their behalf (other than the GS Purchasers and their respective Affiliates as to whom the Issuer makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of such Committed Notes issued on such Subsequent Closing Date. With respect to such Committed Notes issued on such Subsequent Closing Date sold in reliance upon the exemption afforded by Regulation S: (i) none of the Issuer or its Affiliates or any Person acting on their behalf (other than the GS Purchasers and their respective Affiliates, as to whom the Issuer makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer and its Affiliates or any Person acting on their behalf (other than the GS Purchasers and their respective Affiliates, as to whom the Issuer makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(iii)     The Committed Notes issued on such Subsequent Closing Date are eligible for resale pursuant to Rule 144A and will not, as of such Subsequent Closing Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

Section 4.27    Brokerage Fees.

Except as disclosed by the Issuer to the GS Initial Purchasers, none of Parent Guarantor, the Issuer or their Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder’s fees in connection with the offering and sale of the Securities issued on the Closing Date or any Subsequent Closing Date.

Section 4.28    Junior Subordinated Indentures.

The Note Obligations constitute “Senior Debt” under, and as defined in, the Junior Subordinated Indentures.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE GS INITIAL PURCHASERS

Section 5.1    Securities Representations.

Each GS Purchaser purchasing Initial Notes on the Closing Date or Committed Notes on any Subsequent Closing Date, severally and not jointly, represents and warrants to, and agrees with, the Issuer as of the Closing Date or such Subsequent Closing Date, as applicable, that:

(i)    It is either: (A) a Qualified Institutional Buyer, (B) an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3) or (7)) or (C) a non- U.S. Person (as such term is defined in Regulation S under the Securities Act) and will not acquire the Securities for the account or benefit of any U.S. Person;

(ii)    It is acquiring the applicable Securities for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act; and

(iii)    It (A) understands that the applicable Securities have not been registered under the Securities Act and the Securities are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and (B) agrees that all or any part of the applicable Securities may not be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws;

(iv)    It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such GS Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

(v)    Except as disclosed, it did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to such GS Purchaser (it being understood and agreed that the Initial Closing Payment and the Committed Notes Closing Payment do not constitute a fees or commission);

(vi)    Either (1) the source of funds to be used by such GS Purchaser to pay the purchase price of the applicable Securities does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”) or (2) its purchase and holding of the Securities or any interest therein shall not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code. As used in this clause (vi), the term “employee benefit plan” shall have the meaning assigned to such term in Section 3(3) of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code; and

(vii)    It either (A) is, and for so long as it holds any Securities, will be, a “venture capital operating company” or wholly owned by a “venture capital operating company” or (B) does not have, and for so long as it holds any Securities, will not have, “significant equity participation” by benefit plan investors pursuant to the Plan Asset Regulation. The term “venture capital operating company” shall have the meaning assigned to such term in the Plan Asset Regulation.

ARTICLE 6

CERTAIN REPORTS

In addition to the information and inspection rights provided for in the Indenture, the Issuer covenants and agrees with each GS Purchaser that, for so long as any GS Entity Beneficially Owns any Notes, it shall furnish to the GS Purchasers:

Section 6.1    Certain Reports.

(a)    as soon as available and in any event within 45 days after the end of each fiscal year, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the GS Purchasers, of balance sheets, income statements and cash flow statements on a quarterly basis for the then current fiscal year and on an annual basis for each fiscal year thereafter until the Final Maturity Date;

(b)    if, as a result of any change in accounting principles and policies from those used in the preparation of the forecasts referred to in Section 6.1(a) of this Agreement, the forecasts of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 6.1(a) will differ in any material respect from the forecasts that would have been delivered pursuant to such Section had no such change in accounting principles and polices been made, then (i) together with the first delivery of forecasts pursuant to Section 6.1(a) following such change, forecasts of the Parent Guarantor and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) if requested by any of the GS Purchasers, a written statement of the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the Parent Guarantor setting forth the differences which would have resulted if such forecasts had been prepared without giving effect to such change; and

(c)    furnish to the GS Purchasers, promptly, such additional information regarding the business, condition (financial or otherwise), operations, performance, properties or prospects of any Note Party or any Subsidiary, or compliance with the terms of the Note Documents, as any GS Purchaser may from time to time reasonably request.

ARTICLE 7

OTHER COVENANTS

The Issuer covenants and agrees (and each other Note Party to the extent such covenant is applicable to it covenants and agrees) with each GS Purchaser that in the case of each subsection in this Article 7 other than Section 7.2, for so long as any GS Entity Beneficially Owns any Notes (but subject to any limitations set forth therein):

Section 7.1    Assistance in Private Sale of Notes.

If requested by one or more GS Purchasers, upon reasonable notice, the Issuer, its Subsidiaries and the Guarantors shall use commercially reasonable efforts to assist such GS Purchasers (and any other applicable GS Purchasers) in completing any sale process undertaken in connection with the private resale of any Notes or any portion thereof to Qualified Institutional Buyers without registration under the Securities Act under Rule 144A, by: (i) providing direct contact between senior management and advisors and prospective purchasers; (ii) responding to inquiries of, and providing answers to, prospective purchasers; (iii) providing assistance in completion of the prospective purchasers’ due diligence review; and (iv) hosting one or more meetings of prospective purchasers at the Issuer’s facilities or such other location selected by the Issuer; provided that: (a) such assistance shall not be required more than one time per year or more than three times during the term of the Notes or during any blackout period (and it being understood that such assistance will not include a preparation of an offering memorandum or a similar document and that such assistance will otherwise be limited to assistance set forth under subclauses (i) through (iv) above); (b) all reasonable and documented out-of-pocket third-party expenses and costs incurred by the Issuer and the Guarantors relating to the provision of such assistance shall be paid by the applicable GS Purchasers; and (c) the applicable GS Purchasers shall provide the Issuer with prior written notice of any resale made by such GS Purchasers of the Notes with respect to which assistance was requested pursuant to this Section 7.1 (such notice to identify the applicable purchaser to whom the resale was made and the amount of such resale); provided further, that such assistance shall not include participation in any “road shows” or otherwise require senior management to disclose any material non-public information to such prospective holder.

Section 7.2    DTC Eligibility.

From and after the Closing Date, the Issuer will use its commercially reasonable efforts, upon issuance thereof and while outstanding, to ensure that the Notes are eligible for clearance and settlement through the facilities of the DTC, and to cause the Notes to be evidenced by one or more Global Notes to be issued in the name of Cede & Co., as nominee for the DTC, pursuant to the DTC Agreement and do all other things necessary and appropriate to give effect to the foregoing provisions.

Section 7.3    Inspection Rights.

Each Note Party shall, at any reasonable time and from time to time, permit any of the GS Purchasers, or any agent or representatives thereof, upon reasonable prior notice and during regular business hours, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Note Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Note Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors and with their independent certified public accountants, provided that such Note Party has the right to participate in such discussions, and provided further that no more than two such visits shall take place during any Fiscal Year unless an Event of Default has occurred and is continuing.

Section 7.4    Additional Guarantors.

The Note Parties will cause each additional Guarantor to execute a counterpart to this Agreement in the form attached hereto as Exhibit A and to deliver such counterpart to the GS Purchasers substantially concurrently with execution of such additional Guarantor of the supplemental indenture pursuant to which it shall have become a Guarantor.

ARTICLE 8

EXPENSES AND INDEMNIFICATION

Section 8.1    Attorney Costs and Expenses.

Each Note Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the GS Purchasers in connection with the issuance of the Initial Notes, any issuance of Committed Notes and the preparation, execution, delivery, administration, modification and amendment of the Note Documents (including, without limitation, (A) all due diligence, Asset review, syndication transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the GS Purchasers with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Note Parties on a post-closing basis), with respect to advising the GS Purchasers as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Note Documents, with respect to negotiations with any Note Party or with other creditors of any Note Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (ii) all reasonable out-of-pocket costs and expenses of the GS Purchasers in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Note Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the GS Purchasers with respect thereto).

Section 8.2    Indemnification by the Note Parties.

Each Note Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any Notes, the actual or proposed use of the proceeds of any Notes, the Note Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Note Party or any of its Subsidiaries or any Environmental Action relating in any way to any Note Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or willful breach in bad faith of a material provision of any Note Document. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Note Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Note Documents are consummated. Each Note Party also agrees not to assert any claim against any GS Purchaser or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, incidental, consequential or punitive damages arising out of or otherwise relating to the Notes, the actual or proposed use of the proceeds of the Notes, the Note Documents or any of the transactions contemplated by the Note Documents.

Section 8.3    Survival.

The obligations of each of the parties under this Article 8 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Note Document and the termination of this Agreement and the termination of any of the other Note Documents.

ARTICLE 9

COMMITTED NOTES

Section 9.1    Issuance of Committed Notes.

(a)    The parties to this Agreement agree that the Issuer, on up to a maximum of two (2) occasions at any time or from time to time during the Availability Period, may cause the applicable GS Purchasers, severally and not jointly, to purchase Committed Notes in an aggregate principal amount (when taken together with all prior issuances of Committed Notes pursuant to this Article 9) not to exceed $50,000,000, in each case upon a written notice described in Section 9.2(b) below and subject to the other conditions set forth in Section 9.2, in minimum principal amounts of $25,000,000 per issuance (or such lesser amount as the GS Purchasers may agree or such lesser amount constituting the entire principal amount of the Committed Notes remaining to be purchased after giving effect to all prior Committed Notes purchased). The aggregate principal amount of Committed Notes required to be purchased by any GS Purchaser on any Subsequent Closing Date shall be determined by multiplying (x) the aggregate principal amount of Committed Notes to be issued on such Subsequent Closing Date by (y) the percentage set forth opposite such GS Purchaser’s name on Schedule 1 in the column titled “Committed Notes Commitment Percentage” (such product, the “Allocated Amount”). In no event will any GS Purchaser be required to be purchase Committed Notes in in excess of its Allocated Amount. The purchase price to be paid by the applicable GS Purchasers for the Committed Notes on any Subsequent Closing Date shall be equal to 100% of the principal amount of such Committed Notes net of the Committed Notes Closing Payment. The obligation of the GS Purchasers hereunder (including with respect to the Committed Notes) are several and not joint and no GS Purchaser shall have any liability to any Person for the performance or non-performance by any other GS Purchaser (including with respect to the Committed Notes).

(b)    Any commitments in respect of the Committed Notes that remain outstanding on September 30, 2021 shall immediately and irrevocably terminate and expire at the close of business on September 30, 2021 and no GS Purchaser shall have any obligation to purchase any Committed Notes pursuant to this Agreement from and after such time.

Section 9.2    Conditions to Issuance of Committed Notes.

The obligation of each GS Purchaser to purchase and pay for any applicable Committed Notes on any Subsequent Closing Date (such Committed Notes, the “Applicable Committed Notes”) is subject to satisfaction (or waiver by the GS Purchasers) of the following conditions precedent prior to or on such Subsequent Closing Date:

(a)    the Issuer shall have given the GS Purchasers at least ten (10) Business Days’ prior written notice of the Subsequent Closing Date with respect to such Applicable Committed Notes, specifying (i) the aggregate principal amount of the Committed Notes to be issued on such Subsequent Closing Date and (ii) the date on which the Subsequent Closing Date will occur, which shall be a Business Day (a “Committed Notes Notice”);

(b)    the representations and warranties contained in each Note Document shall be true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the Subsequent Closing Date (provided that those representations and warranties which speak as of a specified date are true and correct in all material respects as of such specified date), before and after giving effect to (A) the issuance and purchase of the Applicable Committed Notes and (B) the application of the proceeds therefrom, as though made on such Subsequent Closing Date;

(c)    no Default or Event of Default has occurred and is continuing, or would result from (A) the issuance and purchase of the Applicable Committed Notes or (B) the application of the proceeds therefrom;

(d)    the Applicable Committed Notes shall have been, or, substantially concurrently with the issuance of the Applicable Committed Notes, shall be, used in compliance with Section 3.30 of the Indenture;

(e)    the GS Purchasers shall have received a certificate of a Responsible Officer certifying as to compliance with the conditions set forth in Sections 9.02(b), (c) and (d);

(f)    to the extent requested in writing, the GS Purchasers shall have received on or prior to such Subsequent Closing Date each of the documents required with respect to the issuance of the Initial Notes on the Closing Date set forth in Section 3.1 (on the terms specified therein) mutatis mutandis for such Committed Notes and Subsequent Closing Date, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Note Party, each dated as of such Subsequent Closing Date (or, in the case of certificates of governmental officials, a recent date before such Subsequent Closing Date) and in each case, in form and substance reasonably satisfactory to the GS Purchasers and their counsel; and

(g)    each GS Purchaser shall have received from the Issuer (i) the portion of the Committed Notes Closing Payment owing to it and (ii) all other amounts, including expenses, required to be paid in connection with such Committed Notes issuance, including pursuant to Section 8.1;

Section 9.3    Closing of Committed Notes.

(a)    The sale and purchase of each issuance of Committed Notes shall occur on the Subsequent Closing Date specified therefor in the applicable Committed Notes Notice.

(b)    The Committed Notes to be purchased by each GS Purchaser on any Subsequent Closing Date shall be substantially in the form of Exhibit A of the Indenture with any modifications contemplated by this Agreement and/or the Indenture and shall be represented by one or more Global Notes in book-entry form which will be deposited by or on behalf of the Issuer with DTC or its designated custodian. On the applicable Subsequent Closing Date, the Issuer will deliver the Committed Notes to the GS Purchasers by causing DTC to credit the applicable Committed Notes to the applicable DTC account or accounts, against payment by the Persons to whom delivery is made, of the purchase price therefor (which is equal to, with respect to each GS Purchaser, the principal amount of the Committed Notes being purchased by such GS Purchaser, net of the applicable portion of the Committed Notes Closing Payment owing to such GS Purchaser), by wire transfer in Federal (same day) funds to such bank account or accounts as the Issuer may request in writing at least two Business Days prior to the applicable Subsequent Closing Date. The certificates for the Committed Notes purchased pursuant to this Section 9.3 shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection at the Closing Location on the Business Day preceding the applicable Subsequent Closing Date. If, at any Subsequent Closing Date, the Issuer shall fail to deliver the Committed Notes to the GS Purchasers as provided in this Section 9.3, or any of the conditions specified in Sections 9.1 and 9.2 shall not have been fulfilled to the GS Purchasers’ satisfaction (or waived by the GS Purchasers), then each GS Purchaser, shall, at its election, be relieved of its obligations to purchase the Committed Notes that were the subject of the applicable Committed Notes Notice; provided that the GS Purchasers shall remain obligated to purchase Committed Notes pursuant to any further Committed Notes Notice delivered in accordance with Section 9.1. Nothing herein will serve to waive any rights such GS Purchaser may have by reason of such failure or such non-fulfillment.

ARTICLE 10

MISCELLANEOUS

Section 10.1    Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy or e-mail (or other facsimile device) to the number or e-mail address, as applicable, set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except that if such day is not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

(a)    if to any GS Purchaser or its nominee, to such GS Purchaser or its nominee at the address specified in Schedule 1, with copies (which copies shall not constitute notice) to: Milbank LLP, 55 Hudson Yards, New York, NY 10001, Attn: Ben Miles, fax: (212) 822-5372, e-mail: BMiles@milbank.com, or at such other address as any GS Purchaser or its nominee shall have specified to the Issuer in writing; or

(b)    if to the Issuer or the Guarantors, to: c/o Hersha Hospitality Limited Partnership, with copies (which copies shall not constitute notice) to: Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attn: Senet Bischoff and Gary E. Axelrod, esq., e-mail: Senet.Bischoff@lw.com, gary.axelrod@lw.com.

Section 10.2    Benefit of Agreement and Assignments.

(a)    Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and permitted assigns; provided, however, that none of the Issuer or the Guarantors may assign or transfer any of its rights or obligations without the prior written consent of the other parties hereto.

(b)    Nothing in this Agreement or in any other Note Document, express or implied, shall give to any Person (other than the parties hereto, Indemnitees and each of their respective successors and permitted assigns) any benefit or any legal or equitable right, remedy or claim under this Agreement. For the avoidance of doubt, any Holder of Notes or holder of beneficial interest therein that, in each case, is not a GS Initial Purchaser, a GS Purchaser or otherwise party hereto or an intended third-party beneficiary hereof, shall not be entitled to the benefits of this Agreement.

(c)    Notwithstanding anything to the contrary contained herein, any GS Purchaser may assign its commitment to purchase all or any portion of the Initial Notes or the Committed Notes (or the beneficial interests therein) or transfer its Notes (or beneficial interests therein) and/or rights hereunder, either together or separately, to any other GS Entity subject to such other GS Entity, if not already a party, becoming a party hereto, evidenced by delivering an executed counterpart hereof in substantially the form of Exhibit B, and, upon execution of such counterpart, each such Person shall be deemed to be a party hereto as a GS Purchaser entitled to the full benefit and subject to the obligations of this Agreement as if such Person were initially a GS Purchaser hereunder. Upon any transfer, assignment or sale by any GS Purchaser of all or a portion of its commitment to purchase Committed Notes, (x) the transferring GS Purchaser shall be relieved of the percentage of the commitments in respect of the Committed Notes transferred, assigned or sold and (y) Schedule 1 shall automatically be deemed to be modified to reflect such transfer, assignment or sale, including the automatic inclusion of any such transferee, if not already a GS Purchaser, to Schedule 1 with the percentage of commitments in respect of the Committed Notes so transferred thereto set forth opposite its name.

(d)    The GS Purchasers (or any GS Purchaser on their behalf) shall notify the Issuer of the occurrence of the Disposition Date no less than 10 Business Days following the occurrence thereof.

Section 10.3    No Waiver; Remedies Cumulative.

No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder or under the Notes and no course of dealing between any Note Party and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Notes are cumulative and not exclusive of any rights or remedies that the parties would otherwise have. No notice to or demand on any Note Party in any case shall entitle any such Note Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto to any other or further action in any circumstances without notice or demand.

Section 10.4    Amendments, Waivers and Consents.

This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) at any time, with the written consent of the Issuer and the Required GS Purchasers. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant or agreement not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term “Agreement” and references thereto shall mean this agreement as it may from time to time be amended, supplemented or modified.

Section 10.5    Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or by email with a .pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.

Section 10.6    Reproduction.

This Agreement, the other Note Documents and all documents relating hereto and thereto, including: (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the GS Purchasers on the Closing Date (except the Initial Notes themselves), (c) documents received by the GS Purchasers on any Subsequent Closing Date (except the Committed Notes themselves) and (d) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. Each party hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 10.6 shall not prohibit any party hereto or any holder of the Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 10.7    Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.8    Survival of Covenants and Indemnities.

All covenants and indemnities set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Notes, and, except as otherwise expressly provided herein with respect to covenants, the payment of principal of the Notes and any other obligations hereunder.

Section 10.9    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Note Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Note Document shall affect any right that the Trustee or any GS Purchaser may otherwise have to bring any action or proceeding relating to any Note Document against Parent Guarantor or the Issuer or the other Note Parties or their respective properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Note Document in any court referred to in Section 10.9(b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in any Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.10    Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 10.11    Entirety.

This Agreement together with the other Note Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Note Documents or the transactions contemplated herein or therein.

Section 10.12    Survival of Representations and Warranties.

All representations and warranties made by Parent Guarantor (in such capacity), the Issuer and the Guarantors herein shall survive the execution and delivery of this Agreement, the issuance, delivery and transfer of all or any portion of the Notes, and the payment of principal of the Notes, and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the GS Purchasers.

Section 10.13    Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 10.14    Incorporation.

All Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

Section 10.15    Confidentiality.

(a)    Each of the GS Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, limited partners and managed accounts and to its and their respective managers, administrators, consultants, service providers, trustees, partners (including limited partners), directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies under this Agreement, the Indenture, the Notes or any other Note Document or any action or proceeding relating to this Agreement, the Indenture, the Notes or any other Note Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section 10.15(a), (vii) to any purchaser, transferee, assignee of or participant in, or any prospective purchaser, transferee, assignee of or participant in, any Notes or beneficial interests therein, (viii) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Issuer and its obligations, the Notes, this Agreement or any other Note Document, or payments hereunder or thereunder, (ix) to any rating agency, (x) the CUSIP Service Bureau or any similar organization, (xi) with the consent of the Issuer or (xii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.15(a) or (B) becomes available to the GS Purchasers or any of their respective Affiliates on a non-confidential basis from a source other than the Parent Guarantor or any of its Subsidiaries without such GS Purchasers or any of their respective Affiliates having knowledge that a duty of confidentiality to the Parent Guarantor or any of its Subsidiaries has been breached. For purposes of this Section 10.15, “Information” means all information obtained pursuant to the requirements of the Notes, this Agreement or any other Note Document that any Note Party furnishes to any GS Purchaser but does not include any information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of this Section 10.15(a) or that is or becomes available to such GS Purchaser from a source other than the Note Parties and not in violation of any confidentiality agreement with respect to such information that is actually known to such GS Purchaser. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)    Without limiting the obligations of the Issuer to provide information to the GS Purchasers under this Agreement and the other Note Documents, each GS Purchaser understands that it may receive material non-public information relating to the Issuer and its Affiliates pursuant to this Agreement, or upon exercise of its rights hereunder and acknowledges that none of the Issuer or any other Note Party shall have any duty to disclose any information publicly or privately to any other Person in connection with any actual or proposed transfer of the Notes or any beneficial interest therein, in each case except as otherwise required under this Agreement or the other Note Documents. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 10.15 or otherwise in this Agreement shall prohibit any GS Purchaser from disclosing any information to any lender to, or any managed account or any limited partner of, such GS Purchaser to the extent such information is subject to customary confidentiality obligations binding on such lender, managed account or limited partner pursuant to customary investment advisory, fund or loan documentation.

(c)    Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by the Note Documents and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to such tax treatment and tax structure shall remain subject to the confidentiality provisions of Section 10.15(a) (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ partners, shareholders, directors, officers and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by the Note Documents but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

(d)    Each of the Note Parties agrees that any reference to any GS Purchaser or any affiliate thereof and/or the use of any logo of, or information relating to, any GS Purchaser (or any affiliate thereof), made in connection with the transactions contemplated hereby are subject to the prior written approval of such GS Purchaser, which approval shall not be unreasonably withheld.

(e)    Notwithstanding anything to the contrary herein or therein, nothing in this Agreement or any other Note Document shall require Parent Guarantor, the Issuer or any of their respective Subsidiaries to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements.

Section 10.16    No Personal Obligations.

Notwithstanding anything to the contrary contained herein or in any Note Document, it is expressly understood and the GS Purchasers expressly agree that nothing contained herein or in any other Note Document or in any other document contemplated hereby or thereby (whether from a covenant, representation, warranty or other provision herein or therein) shall create, or be construed as creating, any personal liability of any stockholder, director, officer or employee of the Issuer and its Subsidiaries in such Person’s capacity as such, with respect to (a) any payment obligation of the Issuer or any of its Subsidiaries, (b) any obligation of the Issuer or any of its Subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein or in any other Note Document, (c) any representation or warranty contained herein or any other Note Document, (d) any other claim or liability to the GS Purchasers under or arising under this Agreement or any other Note Document or in any other document contemplated hereby or thereby, or (e) any credit extended or loan made; provided that nothing herein shall be deemed to be a waiver of claims arising from fraud.

Section 10.17    Currency.

Unless otherwise specified, all dollar amounts referred to in this Agreement are in Dollars.

Section 10.18    Qualified Intermediary.

The GS Purchasers shall take all actions necessary to cause all payments of principal and interest made to the GS Purchasers to be made on their behalf to either (a) a financial institution described in Treasury Regulation section 1.1441-1(b)(2)(ii) or (b) a “qualified intermediary” (as defined in Treasury Regulation section 1.1441-1(e)(5)(ii)) that satisfies the requirements of Treasury Regulation section 1.1441-1(e)(5) (the Person described in clause (a) or (b) of this Section 10.18, the “GS Agent”). The GS Purchasers shall, or shall cause the GS Agent, to satisfy any withholding obligations pursuant to chapter 3 of the Code in respect of payments of, on or with respect to the Notes owned by the GS Purchasers. Failure of the GS Purchasers to comply with this Section 10.18 shall not be a defense to any of the Issuer’s obligations under the Indenture or this Agreement, but shall entitle the Issuer or its agent to withhold any amounts required by the Internal Revenue Code from payments on the Notes, unless the Issuer or its agent is satisfied in its sole discretion that no such withholding is required.

Section 10.19    Patriot Act; Anti-Money Laundering; Beneficial Ownership.

The GS Purchasers hereby notify the Note Parties that (a) pursuant to the requirements of the Patriot Act and other Anti-Corruption Laws and anti-terrorism laws and regulations, it is required to obtain, verify and record information that identifies the Issuer, its Subsidiaries and the Guarantors, which information includes the names and addresses of the Issuer, its Subsidiaries and Guarantors and other information that will allow such GS Purchaser to identify the Issuer, its Subsidiaries and Guarantors in accordance with the Patriot Act and such other Anti-Corruption Laws and anti-terrorism laws and regulations and (b) pursuant to the Beneficial Ownership Regulation, it is required, to the extent that the Issuer qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to obtain a Beneficial Ownership Certification in connection with the execution and delivery of the Notes, this Agreement and the other Note Documents. The Parent Guarantor and the Issuer shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the GS Purchasers to assist the GS Purchasers in maintaining compliance with the Patriot Act and other Anti- Corruption Laws and anti-terrorism laws and regulations including Sanctions and the Trading with the Enemy Act.

Section 10.20    Further Assurances.

Each of the parties hereto shall, upon reasonable request of any other party hereto, do, make and execute all such documents, act, matters and things as may be reasonably required in order to give effect to the transactions contemplated hereby.

Section 10.21    Logo Use.

Parent Guarantor grants each GS Purchaser permission to use Parent Guarantor’s and its Subsidiaries’ names and logos in such GS Purchaser’s or its Affiliates’ marketing materials; provided that any such logos or other materials are used solely in a manner that is not intended to or reasonably likely to harm or disparage Parent Guarantor or any of its Subsidiaries or the reputation or goodwill of any of them.

Section 10.22    No Fiduciary Duties.

Each of the Note Parties acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction among the Note Parties, on the one hand, and the GS Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each GS Initial Purchaser is acting solely as principal and not the agent or fiduciary of any of the Note Parties, (iii) none of the GS Initial Purchasers has assumed an advisory or fiduciary responsibility in favor of any Note Party, with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any GS Initial Purchaser has advised or is currently advising any Note Party on other matters) or any other obligation to any Note Party except the obligations expressly set forth in this Agreement and (iv) each of the Note Parties has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Note Parties agrees that it will not claim that any GS Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Note Party, in connection with such transaction or the process leading thereto.

Section 10.23    Termination.

This Agreement will terminate and will cease to be of further effect (other than the provisions of Sections 8.1 through 8.3, 10.1 through 10.11, 10.12, 10.13, 10.14, 10.16, 10.17, 10.19, 10.22 and 10.23) (i) if the Closing Date does not occur on or prior to 1:00 p.m. on March 3, 2021 or (ii) if the Closing Date occurs, upon the earlier of (x) the first date occurring after September 30, 2021 on which none of the GS Entities Beneficially Owns any Notes and (y) the Termination Date.

[Signature Pages Follow]

HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership, as Issuer

By:	HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust, its general partner

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	CFO

HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust, as Parent Guarantor

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	CFO

[Signatures continue on the next page]

SUBSIDIARY GUARANTORS:

HHLP DC CONVENTION CENTER ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP DC CONVENTION CENTER MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

HHLP BULFINCH ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP BULFINCH MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

44 CAMBRIDGE ASSOCIATES, LLC, a Massachusetts limited liability company

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

[Signatures continue on the next page]

RISINGSAM HOSPITALITY LLC, a New York limited liability company

By:	HERSHA CONDUIT ASSOCIATES, LLC, a New York limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

AFFORDABLE HOSPITALITY ASSOCIATES, L.P., a Pennsylvania limited partnership

By:	RACE STREET, LLC, a Pennsylvania limited liability company, its general partner

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

HHLP RITTENHOUSE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP RITTENHOUSE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

HHLP COCONUT GROVE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP COCONUT GROVE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

[Signatures continue on the next page]

HHLP BLUE MOON ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP BLUE MOON MANAGER, LLC, a Delaware limited liability company its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP WINTER HAVEN ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP WINTER HAVEN MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

[Signatures continue on the next page]

HHLP SMITH STREET ASSOCIATES, LLC,
a New York limited liability company

By:	HHLP SMITH STREET HOLDING, LLC, a New York limited liability company, its manager

By:	HHLP SMITH STREET MANAGING MEMBER, LLC, a New York limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP KEY WEST ONE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP KEY WEST ONE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP KEY WEST ONE MANAGER, LLC, a Delaware limited liability company

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

[Signatures continue on the next page]

44 BROOKLINE HOTEL, LLC,
a Delaware limited liability company

By:	44 BROOKLINE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

44 BROOKLINE MANAGER, LLC, a Delaware limited liability company

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

HHLP MIAMI BEACH ASSOCIATES, LLC,
a Delaware limited liability company

By:	HHLP MIAMI BEACH MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

HHLP GEORGETOWN ASSOCIATES, LLC, a Delaware limited liability company

By:	HERSHA GEORGETOWN MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
Name: Ashish Parikh
Title: Manager

[Signatures continue on the next page]

HHLP GEORGETOWN II ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP GEORGETOWN II MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP SUNNYVALE TPS ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP SUNNYVALE TPS MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

SEAPORT HOSPITALITY LLC, a New York limited liability company

By:	320 PEARL STREET, INC., a New York corporation, its managing member

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Vice President

[Signatures continue on the next page]

HHLP SAN DIEGO ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP SAN DIEGO MANAGER, LLC, a
Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

METRO JFK ASSOCIATES, LLC, a New York limited liability company

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

5444 ASSOCIATES, a Pennsylvania limited partnership

By:	44 DUANE STREET, LLC, a Delaware limited
liability company, its General Partner

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

[Signatures continue on the next page]

HHLP WHITE PLAINS ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

BRISAM MANAGEMENT (DE) LLC, a Delaware limited liability company

By:	HHLP BRISAM 29 MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP BOSTON SEAPORT ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP BOSTON SEAPORT MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP AMBROSE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP AMBROSE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

[Signatures continue on the next page]

EXIT 88 HOTEL, LLC, a Connecticut limited liability company

By:	EXIT 88 HOTEL MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

HHLP SEATTLE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP SEATTLE MANAGERE, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

CHIMES OF FREEDOM, LLC, a Delaware limited liability company

By:	OF FREEDOM I, LLC, a Delaware limited liability company, its managing member

By:	HHLP LIBERTY ASSOCIATES, LLC, a Delaware limited liability company, its sole member

By:	/s/ Ashish Parikh
	Name:	Ashish Parikh
	Title:	Manager

[Signatures continue on the next page]

Accepted as of the date hereof:

WEST STREET STRATEGIC SOLUTIONS FUND I, L.P.,
as a GS Initial Purchaser

By: West Street Strategic Solutions GP, L.L.C., its General Partner

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WEST STREET STRATEGIC SOLUTIONS FUND I-(C), L.P.,
as a GS Initial Purchaser

By: West Street Strategic Solutions GP, L.L.C., its General Partner

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WSSS INVESTMENT HOLDINGS A, L.P.,
as a GS Initial Purchaser

By: West Street Strategic Solutions GP, L.L.C., its General Partner

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WSSS INVESTMENTS I, LLC,
as a GS Initial Purchaser

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

[Signature Page to Note Purchase Agreement]

WSSS INVESTMENTS U, LLC,
as a GS Initial Purchaser

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

BROAD STREET CREDIT HOLDINGS, LLC,
as a GS Initial Purchaser

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WEST STREET CT PRIVATE CREDIT PARTNERSHIP, L.P.,
as a GS Initial Purchaser

By: West Street CT Private Credit Advisors, L.L.C., its General Partner

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

[Signature Page to Note Purchase Agreement]

WSSS INVESTMENTS E, SCSP, as a GS Initial Purchaser

By: West Street Strategic Solutions ESC Advisors S.a r.l., its General Partner

By:	/s/ Alexis De Montpellier
Name:	Alexis De Montpellier
Title:	Manager

By:	/s/ Marielle Stijger
Name:	Marielle Stijger
Title:	Manager

[Signature Page to Note Purchase Agreement]